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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

By this agreement, Medical Alliance, Inc., referred to in this Agreement as the "Company" or "Employer", located at 8200 Springwood Dr., Suite 200, Irving, Texas 75063, employs or continues to employ Mike Wallace, referred to in this agreement as "Employee", of Lewisville, Texas. This agreement is made and entered into as of the 1st day of January, 1995.

                                    Recitals

WHEREAS, the Employer desires to continue to employ Employee, and Employee desires to perform services for the Company in the position of Vice President of Finance which will allow Employee access to various trade secrets and confidential information belonging to the Employer and which will require Employee to perform services of a unique and special nature;

WHEREAS, as a condition of Employee's employment, the Company desires to receive from the Employee certain covenants and agreements; and

WHEREAS, the Employer and the Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to these covenants, as this Agreement is a condition of Employee's employment or continued employment and ancillary thereto, and does not purport to set forth all the terms of such employment.

                                   Agreement

NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Employer and Employee do hereby agree as follows:

         1. Payment: As good and valuable consideration for Employee's promises and obligations set forth herein, the Company shall pay to Employee the amount of $100.00 upon full execution of this Agreement.

         2. Term: Employer agrees to employ Employee and Employee agrees to accept employment with the Employer, for a period of time beginning January 1, 1995 and terminating, if not terminated sooner, on December 31, 1996. In the event the Employee continues in the employ of the Employer beyond the term of this Agreement, such continuation of employment shall be deemed an extension of this Agreement until such time as terminated by Employee or Employer. During the term of this extension, all of the terms and conditions of this Agreement shall remain in full force and effect.

         3. Termination: Notwithstanding the foregoing, this Agreement may be terminated, and the Employee discharged, prior to the expiration of the term set forth in the preceding paragraph for the reasons set forth below. The Employer may at its option terminate this Agreement by giving 90 days written notice of termination to the Employee without prejudice to any other remedy to which the Employer may be entitled, either at law, in equity, or under this Agreement:





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         (a)     if the Employee is unable to meet any sale, rental or revenue quota established for the Employee by the board of directors or the president of Employer;

         (b) if the Employee fails to devote his full time, effort and skill as a representative of Employer;

         (c) if the Employee fails to perform services that are satisfactory to the Employer,

         (d) upon the occurrence of circumstances that make it impossible or impractical for the business of the Employer to be continued; or

         (e) upon the filing of a petition in a court of bankruptcy by the Employer.

This Agreement shall also terminate immediately on the occurrence of any one of the following events:

         (a) the Employee breaches or neglects the duties or other terms of this Agreement (including making any representation in this Agreement that turns out to be false);

         (b) the Employee fails to follow any requirement, order or mandate of any superior officer or the board of directors of Employer;

         (c)     the Employee commits any dishonest act towards Employer;

         (d) the Employee engages in any activity involving fraud, dishonesty, moral turpitude, addiction or dereliction of duty;

         (e) an incapacity for any reason on the part of the Employee to perform his duties for a continuous period of ninety days, unless waived by the Employer;

         (f) the permanent disability of Employee because of sickness, physical or mental impairment, or any other reason, so that it reasonably appears to Employer that the Employee is unable to perform his duties under this Agreement; or

         (g)     the death of the Employee;

In the event of termination of this Agreement prior to the completion of the term of employment specified in it, for any of the reasons set forth above, the Employee shall be entitled to the compensation earned prior to the date of termination, computed pro rata up to and including the date of termination. The Employee shall be entitled to no further compensation and will be relieved of all duties and obligations under this Agreement as of the date of termination. Notwithstanding anything provided herein, Employee understands and agrees that Employee's obligations and agreements set forth in Sections 8 and 9 below shall survive the termination of this Agreement.

The Employee agrees to return on the date of termination or before, all company property in good condition, including medical instruments, medical supplies, office supplies, etc.





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4.       Compensation: Compensation shall be as outlined in Appendix A or as modified from time to time by Employer.

5. Duties Of Employee: Initially, the Employee is employed as Vice President of Finance. The Employee shall devote his full time, effort and skills as a representative of Employer. Employee's specific duties shall be to devote all of his time to the management of the finance, accounting, and accounts receivable departments or other responsibilities delegated to the Employee concerning providing medical equipment including, but not limited to lasers, electrosurgical generators, and endoscopes for use by physicians in medical procedures on the physicians' patients. Additionally, the Employee is required to perform other duties of a similar nature as may be required from time to time by the Employer. During the time of this Agreement, the Employee shall not directly or indirectly render any services of a business, commercial or professional in nature to any other person or organization, whether or not for compensation, without the written consent of the Employer.

6. Employee Benefits: The Employer agrees to offer participation of the Employee in the medical benefit and other benefit plans adopted by the Employer, as currently provided to other Employees of the Employer, if requested in writing by the Employee.

7. Business Expenses: The Employee is authorized to incur reasonable expenses for promoting the business of Employer, including mileage, tolls, parking fees and long distance telephone calls made in the pursuit of the business of the Employer. The Employer will reimburse the Employee for all such reasonable expenses upon the Employee's presentation and itemized account of such expenditures. Employee shall be reimbursed twenty-eight cents ($0.28) per mile for all miles traveled by Employee in his personal vehicle in the pursuit of the business of Employer up to 1,500 miles per month and fourteen cents ($0.14) for all excess miles.

         Employee agrees to procure and maintain in force at his cost an automobile liability insurance policy covering any personal automobile used by Employee in performing his duties for Employer with the Employer as a named insured for bodily injury in the minimum amount of $100,000.00 per person and $300,000.00 per occurrence and for property damage in the minimum amount of $50,000.00 in one accident. Employee agrees to provide Employer with a copy of the Employee's insurance certificate evidencing this coverage at the beginning of each renewal period for the insurance.

8. Covenant Not To Compete: Employee acknowledges that the services rendered to the Employer by the Employee have been and will continue to be of a special and unusual character which have a unique value to the Employer and the Employee has had or will have access to trade secrets and confidential information belonging to the company, the loss of which cannot adequately be compensated by damages in an action at law. Employee acknowledges that the Employer's business and services are highly specialized, that the identity and particular needs of the Employer's customers and suppliers are not generally known, and that the documents and information regarding the Employer's customers, suppliers, services, methods of operation, sales, pricing, and costs are highly confidential and constitute trade secrets.





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         During the term of Employee's employment with the Employer and for a period of twelve months following the termination of Employee's employment with Employer for any reason whatsoever, Employee:

         (a) will not, directly or indirectly, own, manage, operate, control, be employed by, perform services for, be connected with the ownership, management, operation, or control of any business which performs services similar to or competitive with those provided by the Employer, in any territory where the Employer conducts business, or in any territory identified in Employer's business plan as a territory in which Employer intends to develop within the next (12) months;

         (b) will not, either on his own account or for any person, firm, partnership, corporation or other entity, solicit, interfere with, or endeavor to cause any employee of the Employer to leave his employment, or induce or attempt to induce any such employee to breach his Employment Agreement with the Employer;

         (c) shall not solicit, induce or attempt to induce any past or current customer of the Employer to cease doing business in whole or in part with or through the Employer, or to do business with any other person, firm, partnership, corporation or other entity. In this regard, Employer's customers include all insurance companies, physicians, clinics, health maintenance organizations, hospitals, surgical centers, and other health care providers who have ever been charged for, bought, rented, leased, or have been provided with any medical equipment being offered or provided for sale, rent or lease by Employer.

         Employee acknowledges that this covenant not to compete is reasonable, both in time and scope considering the special training Employee has received from Employer and the special knowledge about the business and customers of Employer that Employee has received. Employee agrees that this covenant not to compete is necessary in order to protect the legitimate business interest of Employer and has been given by Employee in consideration of the special training and knowledge provided by Employer.

9. Covenant Against Disclosure Of Confidential Information: During the term of Employee's employment with Employer and for a period of forty-eight months following the termination of Employee's employment with the Employer for any reason whatsoever, Employee shall not use for any purpose or disclose to any person or entity any confidential information acquired during the course of employment with the company. The term "confidential information" as used in this Agreement includes but is not limited to, documents, records, lists, and knowledge of the Employer's customers, suppliers, methods of operation, processes, trade secrets, method of determination of prices, financial condition, profits, sales, net income and indebtedness as the same may exist from time to time.

         Employee shall not directly or indirectly copy, tape or remove from the Employer's premises any of the Employer's books, records, customer lists or any other documents or materials that constitute confidential information. Employee agrees to return immediately to Employer any records of Employer which Employee has in his possession on the termination of Employee's employment.









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10.      Representations Of Employee: Employee represents and warrants to
         Employer that by continuing employment with Employer, Employee is not in violation of any agreement between Employee and any other party, particularly any covenant not to compete included in any agreement with a previous Employer. Employee agrees to hold Employer harmless from any and all claims, demands and causes of action (including reasonable attorneys' fees, expenses, and court costs incurred for the defense of Employer) asserted against Employer by any third party because of the employment of Employee by Employer or because of the alleged violation of any agreement between Employee and a third party.

11. Corporate Opportunities And Property Rights Of Parties: The Employee agrees that he will promptly and fully inform and disclose to the Employer all business opportunities to which the Employee becomes aware related to the selling, renting, leasing or providing of medical equipment, all inventions, designs, improvements, and discoveries that the employee may have relating to the selling, renting, leasing or providing of medical equipment during the term of this Agreement and any renewals of this Agreement, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such opportunities, inventions, designs, improvements and discovery shall be the exclusive property of the Employer.

12. Notices: Any notice required or authorized to be sent under this Agreement is deemed received either (a) when delivered in person to Employee or to President of Employer or (b) when mailed to a party by certified or registered mail, return receipt requested, at the address indicated below or at any other address which one party may notify the other party as his or its mailing address, whether the notice is actually received by the receiving party or not:

                           Employer:   Medical Alliance, Inc.
                                       8200 Springwood Dr., Ste. 200
                                       Dallas, Texas 75063

                           Employee:   Mike Wallace
                                       641 Price Drive
                                       Lewisville, TX 75067

13. Enforcement: A party to this Agreement may enforce the duties and obligations prescribed by this Agreement in a court of competent jurisdiction by specific performance, injunction, money judgment, or any other remedy. If a party fails to perform any duty or obligation prescribed by this Agreement, and the other party recovers a judgment against the defaulting party, the prevailing party in the lawsuit is entitled to recover, in addition to his or its claims and costs a reasonable amount as attorneys' fees from the defaulting party and other reasonable expenses including premiums for bonds required for injunctive relief.

14. Parole Evidence Rule: This instrument constitutes the entire Agreement of the parties concerning the subject matter of this Agreement and may not be contradicted by evidence of any prior agreement or any contemporaneous oral agreement. Neither party









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         is relying on any representations except those representations which are specifically incorporated in this Agreement.

15. Amendment: At the time this Agreement was executed, Employer was a Texas corporation with its principal place of business located in Irving, Texas. This Employment Agreement, following its execution, was accepted by Employer in the State of Texas. BOTH PARTIES TO THIS AGREEMENT AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND IS CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

16. Severability: If any provision of this Agreement is invalid or unenforceable, the provision shall be deleted, construed, modified, or reformed to meet the minimum requirements to be valid and enforceable. Whether or not deleted, construed, modified, or reformed to be valid and enforceable, the invalidity or unenforceability of any provision shall not affect the remainder of this Agreement, which shall remain in full force and effect.

17. Binding Effect. This Agreement is binding on and shall inure to the benefit of the parties and their respective heirs, successors, administrators and assigns.










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EXECUTED as of the date first set forth above.

EMPLOYER:                 MEDICAL ALLIANCE, INC.



                          By: /s/ PAUL HERCHMAN
                             ---------------------------------------
                             President



EMPLOYEE:                 /s/ MIKE WALLACE
                          ------------------------------------------
                              Mike Wallace


                          ###-##-####
                          ------------------------------------------
                          Social Security Number










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                                   APPENDIX A


Compensation: Effective January 1, 1996, Employee shall be paid a salary of $7,000 per month prorated for any partial month, along with the following additional considerations:

        (a) a bonus equal to $6,000 for each quarter the company's consolidated net income before taxes and after bonus expense meets or exceeds budgeted net income during 1996. This bonus in non-cumulative and begins with the month of January. (b) a year end bonus of $12,000 if the company's 1996 annual consolidated net income before taxes and after bonus expense meets or exceeds $1,467,000. (c) an additional year end bonus of $15,000 if the company's 1996 annual consolidated net income before taxes and after bonus expense meets or exceeds $1,793,000. (d) an additional year end bonus of $5,000 if the company's 1996 annual consolidated net income before taxes and after bonus expense meets or exceeds $2,037,000. (e) an additional year end bonus of $5,000 if the company's 1996 annual consolidated net income before taxes and after bonus expense meets or exceeds $2,445,000. (f) an additional year end bonus of $10,000 if the company's 1996 annual consolidated income before taxes and after bonus expense meets or exceeds $2,852,500. (g) business expenses as described in paragraph 7.

ALL LOANS OR ADVANCES OWED TO MAI WILL BE PAID BACK BY THE EMPLOYEE BEFORE ANY YEAR END BONUSES WILL BE PAID. THIS APPENDIX A INCLUDES THE ENTIRE COMPENSATION PACKAGE OF THE EMPLOYEE AND BY SIGNING BELOW, THE EMPLOYEE ACKNOWLEDGES THE RECEIPT OF ANY AND ALL PRIOR COMPENSATION DUE HIM.

EFFECTIVE for all purposes as of the lst day of January, 1996.

         EMPLOYER:             Medical Alliance, Inc.



                               By: /s/ PAUL HERCHMAN
                                   ----------------------------------------
                                       Paul Herchman, President



         EMPLOYEE:                 /s/ MIKE WALLACE
                                   -------------------------------------------
                                       Mike Wallace


                                   ###-##-####
                                   -------------------------------------------
                                   Social Security Number





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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into as of the 1st day of August, 1996, by and between Medical Alliance, Inc., a Texas corporation (the "Company"), and Mike Wallace ("Employee"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

                             W I T N E S S E T H :

         WHEREAS, the Company and Employee are parties to that certain Employment Agreement, dated as of January 1, 1995 (the "Agreement"); and

         WHEREAS, the Company and Employee have agreed to amend the Agreement to the extent provided herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Amendment to the Agreement. The Agreement shall be amended as follows:

         (a)     Section 3 shall be amended to read in its entirety as follows:

                 Termination. Notwithstanding the foregoing, this Agreement may be terminated, and the Employee discharged, prior to the expiration of the term set forth in the preceding paragraph for the reasons set forth below. The Employee may at its option terminate this Agreement by giving three months prior written notice to the Employer and the Employer may at its option terminate this Agreement by giving six months prior written notice of termination to the Employee without prejudice to any other remedy to which the Employer may be entitled, either at law, in equity, or under this Agreement. Employer may, at its option, require Employee to vacate the premises at any time after any of such notices. In addition, if Employer terminates this Agreement, then upon receipt of such notice, Employee shall have the option of resigning at any time prior to the termination date set forth in the notice or continuing to be employed until such specified termination date (although Employee shall not be required to devote the time and effort required in Section 5 during such period, and paragraph (a)(5) below shall not be applicable). In any of the above circumstances, Employer shall be liable to Employee for salary and benefits through the termination date specified in the termination notice.

                          (a)     This Agreement shall also terminate
                 immediately on the occurrence of any one of the following events:

                                  (1)      the death of Employee;
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                                  (2)      the permanent disability of Employee
                          (with permanent disability being determined by Employer's disability insurance carrier);

                                  (3)      if the Employee commits any
                          dishonest act towards Employer;

                                  (4)      if the Board of Directors of
                          Employer believes that Employee has engaged in any activity involving fraud, dishonesty, moral turpitude or theft, it being understood and agreed that if Employee is not convicted of such act at the trial court level by a trial court of competent jurisdiction within two (2) years after the date of the termination notice, that Employer shall be liable for six (6) months salary hereunder, although this Agreement shall be deemed terminated as of the date of the notice to Employee of Employer's termination of this Agreement;

                                  (5)      if Employee fails to devote the
                          time, effort and skill to Employer and his duties hereunder that an officer with similar duties and responsibilities in a company of similar size and similar industry would devote to his company; or

                                  (6)      if Employee fails to follow any
                          reasonable requirement, order or mandate of the Board of Directors of Employer.

                          (b) Employee, at his option, may terminate this Agreement for "good reason" by giving written notice to Employer. For purposes hereof, "good reason" shall mean the occurrence of any of the following events: (i) Employee's title as of the date of this Amendment is changed; (ii) a decrease in Employee's compensation as provided in Section 4 (unless, however, Employer reduces the compensation of each member of executive management of Employer by at least an equal percentage); or (iii) Employer's principal executive offices are relocated more than fifty miles from its current executive offices. In the event of any such termination, Employer shall immediately cease to be employed by Employer, however, Employer shall continue to pay to Employee, Employee's then current monthly salary for a period of three
                 (3) months following such termination.

                          (c) Employee agrees to return on the date of termination or before, all of Employer's property in good condition, including medical instruments, medical supplies, office supplies, etc.

                          (d) In the event of termination of this Agreement for any of the reasons set forth above, the Employee shall be entitled to the compensation earned prior to the date of termination, computed pro rata up to and including the date of termination.





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         2.  Miscellaneous.

                 (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                 (b) Paragraph headings are inserted herein for convenience only and do not form a part of this Amendment.

                 (c) Except as specifically amended herein, the Agreement shall remain in full force and effect.

                 (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        MEDICAL ALLIANCE, INC.


                                        By: /s/ PAUL HERCHMAN
                                            -----------------------------------
                                            Paul Herchman
                                            President


                                        /s/ MICHAEL G. WALLACE
                                        ---------------------------------------
                                            Michael G. Wallace





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